                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                              [X]
Filed by Party other than the Registrant             [ ]

Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only (as permitted by Rule
       14a-6(e)(2))

[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
       240.14a-12

                         -------------------------------

                         BIOSANTE PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)

                         -------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

                         -------------------------------

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       1)    Title of each class of securities to which transaction applies:

       2)    Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)    Proposed maximum aggregate value of transaction:

       5)    Total fee paid:

[   ]  Fee paid previously with preliminary materials.

[   ]  Check box if any part of the fee is offset as provided by Exchange
       Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

       2)    Form, Schedule or Registration Statement No.:

       3)    Filing Party:

       4)    Date Filed:

                                    [LOGO]

             NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD JUNE 13, 2000

                           -------------------------

TO THE SHAREHOLDERS OF BIOSANTE PHARMACEUTICALS, INC.:

     The Annual and Special Meeting of Shareholders of BioSante
Pharmaceuticals, Inc., a Wyoming corporation, will be held on Tuesday, June 13, 2000, at 2:00 p.m., local time, at the American Airlines Admirals Club, Terminal 3, O'Hare International Airport, Chicago, Illinois, for the following purposes:

     1. To elect nine persons to serve as directors until our next annual meeting of shareholders or until their respective successors are elected and qualified.

     2. To consider a proposal to amend our 1998 Stock Option Plan to increase the number of shares of common stock reserved for issuance under the plan by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares.

     3. To consider a proposal to ratify the appointment of Deloitte & Touche L.L.P. as our independent auditors for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 28, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. Please mark, sign, date and mail the enclosed proxy card in the postage-paid envelope provided.

                                             By Order of the Board of Directors,


                                             /s/ Phillip B. Donenberg


                                             Phillip B. Donenberg
                                             SECRETARY
May 1, 2000
Lincolnshire, Illinois

================================================================================
  IMPORTANT: THE PROMPT RETURN OF YOUR PROXY CARD WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.
  A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES OR FROM CANADA.
================================================================================

                                TABLE OF CONTENTS

                                -----------------

                                                                                                Page
INFORMATION CONCERNING THE ANNUAL AND SPECIAL MEETING.........................................     1
   Date, Time, Place and Purposes.............................................................     1
   Shareholders Entitled to Vote..............................................................     1
   Proxies....................................................................................     1
   Revocation of Proxies......................................................................     1
   Quorum Requirement.........................................................................     1
   Vote Required..............................................................................     2
   Proxy Solicitation Costs...................................................................     2

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT...................................     3

ELECTION OF DIRECTORS (Proposal 1)............................................................     5
   Number of Directors........................................................................     5
   Nominees for Director......................................................................     5
   Vote Required..............................................................................     5
   Board Recommendation.......................................................................     6
   Information About Nominees.................................................................     6
   Other Information About Nominees...........................................................     7
   Information About your Board of Directors and its Committees...............................     8
   Director Compensation......................................................................     8

EXECUTIVE COMPENSATION AND OTHER BENEFITS.....................................................     9
   Summary of Cash and Other Compensation.....................................................     9
   Option Grants in Last Fiscal Year..........................................................    10
   Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values..........    11
   Employment and Severance Agreements........................................................    11
   Change in Control Arrangements.............................................................    12

RELATED PARTY RELATIONSHIPS AND TRANSACTIONS..................................................    13
   Director Relationships.....................................................................    13
   May 1999 Private Placement.................................................................    13

PROPOSAL TO AMEND OUR 1998 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON
STOCK RESERVED FOR ISSUANCE (Proposal 2)......................................................    14
   Proposed Amendment.........................................................................    14
   Purpose of the Amendment...................................................................    14
   Summary of the 1998 Stock Option Plan......................................................    14
   Federal Income Tax Consequences............................................................    16
   Options Under the Option Plan..............................................................    18
   Vote Required..............................................................................    18
   Board Recommendation.......................................................................    18

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (Proposal 3)................................    19
   Appointment of Auditors....................................................................    19
   Vote Required..............................................................................    19
   Board Recommendation.......................................................................    19

OTHER MATTERS.................................................................................    20
   Section 16(a) Beneficial Ownership Reporting Compliance....................................    20
   Shareholder Proposals For 2001 Annual Meeting..............................................    20
   Other Business.............................................................................    20
   Copies of 2000 Annual Report...............................................................    20

                                    [LOGO]
                             75 OLDE HALF DAY ROAD
                         LINCOLNSHIRE, ILLINOIS 60069

                            ----------------------

                              PROXY STATEMENT FOR
                  ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                                 JUNE 13, 2000

                            ----------------------

             INFORMATION CONCERNING THE ANNUAL AND SPECIAL MEETING


DATE, TIME, PLACE AND PURPOSES

The meeting will be held on Tuesday, June 13, 2000, at 2:00 p.m., local time, at the American Airlines Admirals Club, Terminal 3, O'Hare International Airport, Chicago, Illinois, for the purposes set forth in the Notice of Meeting.

SHAREHOLDERS ENTITLED TO VOTE

Shareholders of record at the close of business on April 28, 2000 will be entitled to vote at the meeting. As of that date, there were 52,684,526 shares of our common stock and 4,766,025 shares of our class C stock outstanding. Each share of our common stock and class C stock is entitled to one vote on each matter to be voted on at the Annual and Special Meeting. Shareholders are not entitled to cumulate voting rights.

PROXIES

This proxy statement is being mailed to our shareholders beginning on or about May 1, 2000 in connection with the solicitation of proxies by your Board of Directors for use at the Annual and Special Meeting of Shareholders.

Your vote is important. A proxy card is enclosed for your use. YOU ARE SOLICITED ON BEHALF OF YOUR BOARD OF DIRECTORS, TO MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE. No postage is required if mailed within the United States or from Canada.

Proxies will be voted as specified by you. Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the nominees for director listed in this proxy statement.

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF ALL OF THE PROPOSALS SET FORTH IN THE NOTICE OF MEETING AND FOR ALL OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

REVOCATION OF PROXIES

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual and Special Meeting by:

-    giving written notice of your revocation to our Secretary,

-    filing a duly executed proxy bearing a later date with our Secretary, or

- appearing at the Annual and Special Meeting and filing written notice of revocation with our Secretary prior to use of the proxy.

QUORUM REQUIREMENT

The presence at the Annual and Special Meeting, in person or by proxy, of two holders of each of our outstanding common stock and class C stock at the Annual and Special Meeting will constitute a quorum for the transaction of business at the Annual and Special Meeting.

VOTE REQUIRED

Assuming a quorum is represented at the Annual and Special Meeting, either in person or by proxy, the election of the nine nominees for director requires the affirmative vote of a plurality of the shares of common stock and class C stock, voting together as a single class, present and entitled to vote in person or by proxy, and the approval of the other proposals described in this proxy statement, require the affirmative vote of the holders of a majority of the shares of common stock and class C stock, voting together as a single class, present and entitled to vote in person or by proxy. Shares represented by a proxy card including any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. A "broker non-vote" is a card returned by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote. Shares represented by a proxy card voted as abstaining on any of the proposals will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against that matter. Signed proxies that lack any specification will be voted in favor of all of the proposals set forth in the Notice of Meeting and in favor of the election of all of the nine nominees for directors listed in this proxy statement.

PROXY SOLICITATION COSTS

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding this material to the beneficial owners of our capital stock will be borne by us. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone, facsimile, telegraph or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our capital stock.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS
                                 AND MANAGEMENT

                                 --------------

         The following table sets forth information known to us with respect to the beneficial ownership of each class of our capital stock as of March 31, 2000 for (1) each person known by us to beneficially own more than 5% of any class of our voting securities, (2) each of the executive officers named in the Summary Compensation Table on page 9 under the heading "Executive Compensation and Other Benefits," (3) each of our directors and (4) all of our executive officers and directors as a group. Except as otherwise indicated, we believe that each of the beneficial owners of our capital stock listed below, based on information provided by these owners, has sole investment and voting power with respect to its shares, subject to community property laws where applicable.

                                                                                                                PERCENT OF
                                               COMMON STOCK              CLASS C STOCK     COMMON STOCK AND       TOTAL
                                       ------------------------      ---------------------   COMMON STOCK         VOTING
NAME                                       NUMBER       PERCENT       NUMBER      PERCENT   EQUIVALENTS (1)     POWER (2)
-----------------------------------    --------------   -------      ---------    --------  ---------------     ----------
Stephen M. Simes (3)...............     1,943,139 (4)      3.6%        --             --       1,943,139           3.3%
Louis W. Sullivan, M.D. (3)........       --             --          1,000,000       21.0%     1,000,000           1.7%
Edward C. Rosenow III, M.D. (3)....       100,000 (5)      *           --             --         100,000            *
Victor Morgenstern (3).............     3,750,000 (6)      7.0%        --             --       3,750,000           6.4%
Fred Holubow (3)...................       375,000 (7)      *           --             --         375,000            *
Ross Mangano (3)...................    11,250,000 (8)     19.9%        --             --      11,250,000          18.4%
Angela Ho (3)......................       700,000 (9)      1.3%      1,000,000       21.0%     1,700,000           3.0%
Peter Kjaer (3)....................       --             --            --             --           --                --
Avi Ben-Abraham, M.D. (3)..........    11,129,800 (10)    21.0%        --             --      11,129,800          19.3%
Phillip B. Donenberg (3)...........       427,750 (11)     *           --             --         427,750            *
JO & Co............................    11,250,000 (12)    19.9%        --             --      11,250,000          18.4%
Hans Michael Jebsen................     4,250,000 (13)     8.0%      1,000,000       21.0%     5,250,000           9.0%
King Cho Fung......................     3,500,000 (14)     6.6%        625,000       13.1%     4,125,000           7.1%
Marcus Jebsen......................     1,750,000 (15)     3.3%        500,000       10.5%     2,250,000           3.9%
All executive officers and
directors as a group (10 persons)..    29,675,689 (16)    49.2%      2,000,000       42.0%    31,675,689          48.7%


---------------------
* less than 1%.

(1) In calculating an individual's percentage ownership, conversion of any shares of our class C stock owned by the individual is assumed for purposes of the calculation.

(2) In calculating the percent of total voting power, the voting power of shares of our class C stock and our common stock is combined.

(3)      Address:  175 Olde Half Day Road, Lincolnshire, IL  60069.

(4) Mr. Stephen M. Simes' beneficial ownership includes 1,568,139 shares of common stock issuable upon exercise of stock options and 125,000 shares of common stock issuable upon exercise of a warrant.

(5) Dr. Edward C. Rosenow's beneficial ownership includes 100,000 shares of common stock issuable upon exercise of stock options.

(6) Mr. Victor Morgenstern's beneficial ownership includes: (1) 750,000 shares of common stock issuable upon exercise of a warrant, (2) 250,000 shares of common stock issuable upon exercise of a warrant and 500,000 shares of common stock held by Mr. Morgenstern's wife as trustee of the Morningstar Trust, as to which Mr. Morgenstern disclaims control, direction or beneficial ownership, and (3) 250,000 shares of common stock issuable upon exercise of a warrant and 500,000 shares of common stock held by Resolute Partners. Victor Morgenstern is a partner of Resolute Partners.

(7) Mr. Fred Holubow's beneficial ownership includes 125,000 shares of common stock upon exercise of a warrant.

(8) Mr. Ross Mangano's beneficial ownership includes 3,750,000 shares of common stock issuable upon exercise of a warrant and 7,500,000 shares of common stock held by JO & Co. See note (12) below.

(9) Ms. Angela Ho's beneficial ownership includes 100,000 shares of common stock issuable upon exercise of stock options.

(10) Dr. Avi Ben-Abraham's beneficial ownership includes 200,000 shares of common stock issuable upon exercise of stock options. Dr. Ben-Abraham has entered into an agreement limiting the voting rights with respect to his shares of common stock in certain circumstances. His percentage ownership has been calculated without taking these restrictions into account.

(11) Mr. Phillip B. Donenberg's beneficial ownership includes 427,750 shares of common stock issuable upon exercise of stock options.

(12) Includes 3,750,000 shares of common stock issuable upon exercise of a warrant. Ross Mangano, a director of BioSante, has sole voting power over these shares. See note (8) above. The address for JO & Co. is 112 West Jefferson Boulevard, Suite 613, South Bend, Indiana 46634.

(13) Mr. Hans Michael Jebsen's beneficial ownership includes 750,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen's address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(14) Mr. King Cho Fung's beneficial ownership includes 750,000 shares of common stock issuable upon exercise of a warrant. Mr. Fung's address is Room 2101, Lyndhurst Tower, One Lyndhurst Terrace, Central Hong Kong.

(15) Mr. Marcus Jebsen's beneficial ownership includes 250,000 shares of common stock issuable upon exercise of a warrant. Mr. Jebsen's address is c/o Jebsen & Co. Ltd., 28/F Caroline Center, 28 Yun Ping Road, Causeway Bay, Hong Kong.

(16) The amount beneficially owned by all current directors and executive officers as a group includes 9,395,889 shares issuable upon exercise of warrants and stock options held by these individuals and 4,250,000 shares issuable upon exercise of warrants held by entities affiliated with these individuals. See notes (6), (8) and (12) above.

                              ELECTION OF DIRECTORS

                                  (PROPOSAL 1)

                               ------------------


NUMBER OF DIRECTORS

Our bylaws provide that your Board of Directors will consist of at least one member, or such other number as may be determined by your Board of Directors. The number of directors is currently set at nine.

NOMINEES FOR DIRECTOR

In connection with our May 1999 private placement, we entered into a Shareholders' Agreement with the investor parties thereto. This agreement contains, among other things, a voting agreement with respect to the election of directors. Under the Shareholders' Agreement, we agreed that our Board of Directors will consist of not less than three nor more than 12 directors and that so long as Avi Ben-Abraham, M.D. holds at least 10% of our outstanding capital stock, he will be entitled to be nominated as a director. Certain of our major investors located in Hong Kong agreed that at the two general elections for directors subsequent to the date of the closing of the May 1999 private placement, they will, subject to certain exceptions, vote all of their shares of capital stock to elect Dr. Ben-Abraham as a director.

In addition, the holders of a majority of the shares of our capital stock held by the lead investors in the May 1999 private placement are entitled to nominate three members of our Board of Directors, and all of the parties to the Shareholders' Agreement must vote their shares of our capital stock to elect the nominees appointed by these investors to our Board of Directors. These investors have designated Victor Morgenstern, Fred Holubow and Ross Mangano as their directors.

Finally, under the Shareholders' Agreement, the holders of a majority of the shares of our capital stock held by certain major investors located in Hong Kong, are entitled to nominate up to three members of our Board of Directors, and all parties to the Shareholders' Agreement must vote their shares of our capital stock to elect the nominees appointed by these investors to the Board of Directors. These major investors located in Hong Kong have designated Angela Ho and Peter Kjaer as their directors.

The right to nominate up to three directors each held by the lead investors and the Hong Kong investors will terminate immediately prior to the later of:
(1) the third general election of directors subsequent to May 6, 1999, the date of the closing of the May 1999 private placement or (2) March 31, 2001.

These investors and your Board of Directors have nominated the following individuals to serve as our directors until the next annual meeting of our shareholders or until their successors are elected and qualified. All of the nominees named below are current members of your Board of Directors.

*    Louis W. Sullivan, M.D.
*    Stephen M. Simes
*    Victor Morgenstern
*    Fred Holubow
*    Ross Mangano
*    Edward C. Rosenow III, M.D.
*    Angela Ho
*    Peter Kjaer
*    Avi Ben-Abraham, M.D.

Proxies can only be voted for the number of persons named as nominees in this proxy statement, which is nine.

VOTE REQUIRED

Assuming a quorum is represented at the Annual and Special Meeting, either in person or by proxy, the election of a nominee for director requires the affirmative vote of a plurality of the shares of common stock and class C stock represented in person or by proxy at the Annual and Special Meeting, voting together as a single class.

BOARD RECOMMENDATION

Your Board of Directors recommends a vote FOR the election of all of the nominees named above. In the absence of other instructions, the proxies will be voted FOR the election of all of these nominees.

If, prior to the Annual and Special Meeting your Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by your Board of Directors. Alternatively, the proxies, at your Board's discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. Your Board of Directors has no reason to believe that any of the nominees will be unable to serve.

INFORMATION ABOUT NOMINEES

         The following table sets forth the name, age and principal occupation of each nominee for director, as of April 15, 2000, as well as how long each nominee has served as a director of BioSante.

                                                                                                  DIRECTOR
          NAME OF NOMINEE                  AGE               PRINCIPAL OCCUPATION                  SINCE
--------------------------------------     ---     ------------------------------------------     --------
Louis W. Sullivan, M.D. (1)(2)(3).....     66      President of the Morehouse School of             1996
                                                   Medicine and Chairman of the Board of
                                                   Directors of BioSante

Stephen M. Simes......................     48      Vice Chairman, President and Chief               1998
                                                   Executive Officer of BioSante

Victor Morgenstern (2)................     56      Partner and Chairman of Harris                   1999
                                                   Associates, L.P.

Fred Holubow (3)......................     60      Vice President of Pegasus Associates             1999

Ross Mangano (1)......................     53      President of Oliver Estate, Inc.                 1999

Edward C. Rosenow III, M.D. (3).......     65      Master Fellow of the American College of         1997
                                                   Physicians and the American College of
                                                   Chest Physicians

Angela Ho (2).........................     46      Vice Chairman and Chief Managing Officer         1998
                                                   of Jet-Asia Ltd.

Peter Kjaer (1).......................     38      President and Chief  Executive  Officer of       1999
                                                   Jet-Asia Ltd.

Avi Ben-Abraham, M.D..................     42      Independent Consultant                           1996


------------------
(1)      Member of the Audit and Finance Committee
(2)      Member of the Compensation Committee
(3)      Member of the Scientific Review Committee

OTHER INFORMATION ABOUT NOMINEES

THE HONORABLE LOUIS W. SULLIVAN, M.D. has been our Chairman of the Board of Directors since March 1998 and has been a director of our company since its formation. Dr. Sullivan served as Secretary of Health and Human Services in the cabinet of President George Bush from 1989 to 1993. Since retiring from the Bush Administration, Dr. Sullivan has been President of the Morehouse School of Medicine in Atlanta, Georgia. He had previously served as President and Dean of the School from 1981 to 1985. Since 1993, Dr. Sullivan has served and continues to serve on the Boards of several large U.S. corporations, including 3M Corp., Bristol-Myers Squibb, Cigna, General Motors Corporation, Georgia Pacific Corp. and Household International Inc.

STEPHEN M. SIMES has served as our Vice-Chairman, President and a director of our company since January 20, 1998 and Chief Executive Officer since March 1998. From October 1994 to January 1997, Mr. Simes was President, Chief Executive Officer and a Director of Unimed Pharmaceuticals, Inc., a company with a product focus on infectious diseases, AIDS, endocrinology and oncology. From 1989 to 1993, Mr. Simes was Chairman, President and Chief Executive Officer of Gynex Pharmaceuticals, Inc., a company which concentrated on the AIDS, endocrinology, urology and growth disorders markets. In 1993, Gynex was acquired by Bio-Technology General Corp., and from 1993 to 1994, Mr. Simes served as Senior Vice President and Director of Bio-Technology General Corp. Mr. Simes' career in the pharmaceutical industry started in 1974 with G.D. Searle & Co.

VICTOR MORGENSTERN was elected a director of our company in July 1999. Mr. Morgenstern has more than 31 years of investment experience and is a partner and chairman of Harris Associates L.P., a Chicago, Illinois-based investment management firm since 1976. He is a director of Nvest Companies, L.P. and a trustee of the Illinois Institute of Technology.

FRED HOLUBOW was elected a director of our company in July 1999. Mr. Holubow has been a Vice President of Pegasus Associates, a registered investment advisement firm since he founded Pegasus in 1982. He specializes in analyzing and investing in pharmaceutical and biotechnology companies. Mr. Holubow serves on the Board for ThermoRetec and has served on the Boards for Bio-Technology General Corp. and Unimed Pharmaceuticals, Inc.

ROSS MANGANO was elected a director of our company in July 1999. Mr. Mangano has been the President and a director of Oliver Estate, Inc., a management company specializing in investments in public and private companies since 1971. He has been the Chairman of Cerprobe Corporation, and serves as a director for Blue Chip Casino, Inc.; Orchard Software Corporation; Tower Federal Savings Bank; and U.S. RealTel Inc.

EDWARD C. ROSENOW, III, M.D. has been a director of our company since November 1997. Dr. Rosenow was the Arthur M. and Gladys D. Gray Professor of Medicine at the Mayo Clinic from 1988 until his recent retirement. Beginning with his residency in 1960, Dr. Rosenow has worked at the Mayo Clinic in many professional capacities including as a Consultant in Internal Medicine (Thoracic Diseases) from 1966 to 1996, an Assistant Professor, Associate Professor and Professor of Medicine at the Mayo Clinic Medical School, President of the Mayo Clinic Staff in 1986, and Chair of the Division of Pulmonary and Critical Care Medicine from 1987 to 1994. Dr. Rosenow has also served as a consultant to NASA, space station FREEDOM at the Johnson Space Center in Houston, Texas from 1989 to 1990 and as the President of the American College of Chest Physicians from 1989 to 1990. He is a Master Fellow of the American College of Physicians as well as Master Fellow of the American College of Chest Physicians. In 1998, he received the Mayo Distinguished Alumnus Award.

ANGELA HO has been a director of our company since June 1998. Ms. Ho was elected to our Board of Directors as a representative of certain major investors in Hong Kong. Ms. Ho has been the Vice Chairman and Chief Managing Officer of Jet Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996. From June 1996 to June 1998, Ms. Ho was the President of Ho Galleries Ltd., a New York art gallery. She specializes in investments in small and microcap companies.

PETER KJAER has been a director of our company since July 1999. Mr. Kjaer has been President and Chief Executive Officer of Jet Asia Ltd., a Hong Kong-based aircraft and management company, since April 1996 and a representative of certain major investors in that province. From April 1989 to July 1996, Mr. Kjaer was the General Manager and a director of the Gallery of Contemporary Living Ltd., a Hong Kong-based art gallery.

AVI BEN-ABRAHAM, M.D. founded our company and has been a director of our company since inception. Dr. Ben-Abraham was the Chairman of your Board of Directors and Chief Executive Officer of our company from inception to March 1998. Dr. Ben-Abraham was a trustee of the Morehouse School of Medicine in Atlanta, Georgia until December 1998. From July 1995 to March 1998, Dr. Ben-Abraham served as Chairman, Chief Executive Officer and Director of Structured Biologicals, Inc., a predecessor company of BioSante.

INFORMATION ABOUT YOUR BOARD OF DIRECTORS AND ITS COMMITTEES

Your Board of Directors met three times and took action by written consent on two occasions during fiscal 1999. All of the directors attended 75% or more of the meetings of your Board of Directors and all such committees on which they served during fiscal 1999.

Your Board of Directors has an Audit and Finance Committee, Compensation Committee and Scientific Review Committee.

AUDIT AND FINANCE COMMITTEE. The Audit and Finance Committee provides assistance to your Board of Directors in satisfying its fiduciary responsibilities relating to our accounting, auditing, operating and reporting practices, and reviews our annual financial statements, the selection and work of our independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit and Finance Committee consisted of Dr. Sullivan, Mr. Mangano and Mr. Kjaer as of April 28, 2000. The Audit and Finance Committee met once during fiscal 1999.

COMPENSATION COMMITTEE.  The Compensation Committee:

* reviews general programs of compensation and benefits for all of our employees;

* makes recommendations to your Board of Directors concerning matters as compensation to be paid to our officers and directors; and

* administers our stock option plan, pursuant to which stock options may be granted to our eligible employees, officers, directors and consultants.

The Compensation Committee consisted of Dr. Sullivan, Mr. Morgenstern and Ms. Ho as of April 28, 2000. The Compensation Committee met twice during fiscal 1999.

SCIENTIFIC REVIEW COMMITTEE. The Scientific Review Committee assists in evaluating potential new licenses or new products. The Scientific Review Committee consisted of Dr. Sullivan, Mr. Holubow and Dr. Rosenow as of April 28, 2000. The Scientific Review Committee did not meet during fiscal 1999.

DIRECTOR COMPENSATION

We do not pay fees to our directors. We do, however, periodically compensate our directors through the granting of stock options. On October 28, 1999, we granted stock options to purchase: (1) 125,000 shares of common stock to Dr. Sullivan, (2) 75,000 shares of common stock to each of Messrs. Morgenstern, Holubow, Mangano and Kjaer, (3) 50,000 shares of common stock to Dr. Rosenow and (4) 25,000 shares of common stock to each of Dr. Ben-Abraham and Ms. Ho. These options have an exercise price of $.285 per share, fully vest on October 27, 2000 and expire five years from the date of grant.

REIMBURSEMENT OF EXPENSES. All directors are reimbursed for travel expenses for attending meetings of your Board of Directors and any Board committees.

                    EXECUTIVE COMPENSATION AND OTHER BENEFITS

                               ------------------

SUMMARY OF CASH AND OTHER COMPENSATION

         The following table provides summary information concerning cash and non-cash compensation paid to or earned by our Chief Executive Officer and our executive officers, all of whom received or earned cash and non-cash salary and bonus of more than $100,000, for the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                     ANNUAL COMPENSATION            COMPENSATION
                                               -------------------------------    ----------------
                                                                                     SECURITIES
                                                                                     UNDERLYING          ALL OTHER
      NAME AND PRINCIPAL POSITION              YEAR    SALARY ($)    BONUS ($)       OPTIONS (#)      COMPENSATION ($)
----------------------------------------       ----   -----------    ---------    ----------------    ----------------
Stephen M. Simes (1)....................       1999    $250,000       $115,000       1,856,250           $21,882 (2)
  PRESIDENT AND CHIEF EXECUTIVE OFFICER        1998     218,795              0       1,000,000            16,333 (2)

Claus G.J. Wagner-Bartak, D.Sc. (3).....
  EXECUTIVE VICE PRESIDENT AND CHIEF           1999     159,000 (4)          0               0                 0
  SCIENTIFIC OFFICER                           1998     105,000              0         500,000            65,000 (5)

Phillip B. Donenberg....................       1999     110,000         15,000         521,875            13,001 (6)
  CHIEF FINANCIAL OFFICER, TREASURER           1998      49,359              0         340,000             5,984 (6)
  AND SECRETARY


--------------------------
(1) Mr. Simes became our President in January 1998 and Chief Executive Officer in March 1998.

(2) Represents an auto allowance ($12,000 in 1999 and $11,333 in 1998), a 401(k) matching contribution ($5,000 in each of 1999 and 1998) and insurance premiums and taxes associated with the premiums of $4,822 paid by BioSante in 1999.

(3) Effective February 28, 1999, Dr. Wagner-Bartak's employment with our company terminated and his options to purchase 500,000 shares of common stock were cancelled.

(4) A portion of Dr. Wagner-Bartak's 1999 salary ($129,000) represents salary continuation through July 10, 1999, pursuant to a settlement agreement as described in more detail under the heading "Employment and Severance Agreements" on page 12.

(5) Represents amounts paid to a corporation controlled by Dr. Wagner-Bartak ($60,000) and a 401(k) matching contribution ($5,000) to Dr. Wagner-Bartak.

(6) Represents an auto allowance ($7,200 in 1999 and $3,484 in 1998), a 401(k) matching contribution ($5,000 in 1999 and $2,500 in 1998) and insurance premiums paid and taxes associated with the premiums of $801 paid by BioSante in 1999.

OPTION GRANTS IN LAST FISCAL YEAR

         The following tables summarize option grants and exercises during the fiscal year ended December 31, 1999 to or by each of the executive officers named in the Summary Compensation Table on page 9 and the potential realizable value of the options held by these persons at December 31, 1999.

                                                                       INDIVIDUAL GRANTS (1)
                                              ------------------------------------------------------------------------

                                                  NUMBER OF          PERCENT OF
                                                 SECURITIES        TOTAL OPTIONS
                                                 UNDERLYING          GRANTED TO          EXERCISE
                                                   OPTIONS          EMPLOYEES IN          PRICE          EXPIRATION
NAME                                             GRANTED (#)        FISCAL YEAR         PER SHARE           DATE
----                                          ----------------    ----------------    ---------------   ---------------
Stephen M. Simes........................         1,856,250 (2)          72.99%            $0.23           03/29/04

Claus G.J. Wagner-Bartak, D.Sc.(3)......             --                 --                 --               --

Phillip B. Donenberg....................           521,875 (4)          20.52%            $0.23           03/29/04


---------------------------------------------
(1) All of the options granted to the individuals in this table were granted under our 1998 Stock Option Plan.

(2) These options are immediately exercisable with respect to 272,059 shares and become exercisable with respect to 408,088 shares on a quarterly basis over a two-year period beginning on April 21, 1999 and with respect to 1,176,108 shares on a quarterly basis over a three-year period beginning on June 30, 1999, so long as Mr. Simes remains employed by us at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of our company and remain exercisable for the remainder of their term.

(3) Dr. Wagner-Bartak's employment with our company terminated effective as of February 28, 1999 at which time all of his options were cancelled.

(4) These options are immediately exercisable with respect to 57,251 shares and become exercisable with respect to 171,752 shares on a quarterly basis over a two and half year period beginning on April 1, 1999 and with respect to 292,872 shares on a quarterly basis over a three-year period beginning on June 30, 1999, so long as Mr. Donenberg remains employed by us at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of our company and remain exercisable for the remainder of their term.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL
                 YEAR AND FISCAL YEAR-END OPTION VALUES

         The following table summarizes the number and value of options exercised during 1999 and the value of options held by each of the executive officers named in the Summary Compensation Table on page 9 at December 31, 1999. None of our executive officers exercised any stock options during 1999.

                                                      NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED                IN-THE-MONEY OPTIONS
                                                  OPTIONS AT DECEMBER 31, 1999           AT DECEMBER 31, 1999 (1)
                                                  ----------------------------           ------------------------
NAME                                             EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                                             -----------      -------------      -----------      -------------
Stephen M. Simes........................         1,344,119        1,512,131            $300,863            $357,199
Dr. Claus Wagner-Bartak (2).............              --               --                  --                  --
Phillip B. Donenberg....................           360,669          501,206            $ 82,092            $116,377


--------------------------
(1) Value based on the difference between the fair market value of one share of our common stock at December 31, 1999 (U.S. $0.48), the closing sale price on that date as reported by the Canadian Venture Exchange, converted to U.S. dollars per OANDA currency converter at a conversion rate of U.S. $1.00 to Cdn. $1.4529, and the exercise price of the options ranging from $0.23 to $0.29 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

(2) Dr. Wagner-Bartak's employment with our company terminated effective as of February 28, 1999, at which time all of his options were cancelled.

EMPLOYMENT AND SEVERANCE AGREEMENTS

SIMES EMPLOYMENT AGREEMENT

In January 1998, we entered into a letter agreement with Stephen M. Simes pursuant to which Mr. Simes serves as our President, Chief Executive Officer and Executive Vice Chairman. The initial term of this agreement continues until December 31, 2000, after which time the term will be automatically extended for three additional years unless on or before October 1 immediately preceding the extension, either party gives written notice to the other of the termination of the agreement.

Mr. Simes' base salary is $250,000 per year, and he is entitled to receive an annual performance bonus of up to 50% of his then base salary if certain performance criteria are met. Under the terms of this agreement, Mr. Simes was granted a five-year option to purchase 600,000 shares of common stock at an exercise price of $0.29 per share. This option is immediately exercisable with respect to 100,000 shares and will become exercisable with respect to the remaining 500,000 shares in 12 equal quarterly installments over the initial three-year term of the agreement. Mr. Simes was also granted an option to purchase an additional 400,000 shares of common stock at an exercise price of $0.28 per share. This option is immediately exercisable with respect to 33,333 shares and is exercisable with respect to the remaining 366,667 shares in 12 equal quarterly installments over the initial three-year term of the agreement. If Mr. Simes is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. Mr. Simes is also subject to assignment of inventions, confidentiality and non-competition provisions.

This agreement was amended in connection with our May 1999 private placement to clarify that the anti-dilution rights held by Mr. Simes apply only in the context of a stock dividend, stock split or exchange or other similar change in capital and to waive any rights Mr. Simes may have had under the agreement if the May 1999 private placement would have resulted in a change in control of our company, including the acceleration of the exercisability of his stock options. In connection with the amendment, we granted Mr. Simes an option to purchase 5% of the number of shares of common stock sold in the May 1999 private placement (excluding any shares issuable pursuant to the warrants).

DONENBERG EMPLOYMENT AGREEMENT

In June 1998, we entered into a letter agreement with Phillip B. Donenberg pursuant to which Mr. Donenberg serves our Chief Financial Officer. The term of this agreement continues until either party gives 30 days written notice to the other of the termination of the agreement.

Mr. Donenberg's base salary is $110,000 per year, and he is entitled to receive an annual performance bonus of up to 30% of his then base salary if certain performance criteria are met. Under the terms of this agreement, Mr. Donenberg was granted a five-year option to purchase 340,000 shares of common stock at an exercise price of $0.28 per share. This option is immediately exercisable with respect to 34,000 shares and is exercisable with respect to the remaining 306,000 shares in 12 equal quarterly installments with the first installment vesting on October 1, 1998. If Mr. Donenberg is terminated without cause or upon a change in control or if he terminates his employment for good reason, all of his options will become immediately exercisable and will remain exercisable for a period of one year (for the remainder of their term in the event of a change in control), and he will be entitled to a minimum severance payment of 12 months base salary. Mr. Donenberg is also subject to assignment of inventions, confidentiality and non-competition provisions.

This agreement was amended in connection with our May 1999 private placement to clarify that the anti-dilution rights held by Mr. Donenberg apply only in the context of a stock dividend, stock split or exchange or other similar change in capital and to waive any rights Mr. Donenberg may have had under the agreement if the May 1999 private placement would have resulted in a change in control of our company, including the acceleration of the exercisability of his stock options. In connection with the amendment, we granted Mr. Donenberg an option to purchase 1.5% of the number of shares of common stock sold in the May 1999 private placement (excluding any shares issuable pursuant to the warrants).

WAGNER-BARTAK SEVERANCE AGREEMENT

In February 1999, we entered into a severance agreement with Claus G.J. Wagner-Bartak, the former Executive Vice-President and Chief Scientific Officer and a director. Under this agreement, we agreed to provide Dr. Wagner-Bartak with certain payments and benefits, including (1) a one-time lump sum payment of $129,000 on March 10, 1999 (representing $180,000 of pay as severance, less $51,000 as repayment of an amount owing to BioSante by Dr. Wagner-Bartak, and (3) payment of premiums on Dr. Wagner-Bartak's medical insurance plan until February 28, 2000. Under this separation agreement, Dr. Wagner-Bartak agreed (1) to terminate his right to exercise his outstanding stock options and (2) to not stand for re-election as a director at our next annual meeting. BioSante and Dr. Wagner-Bartak have mutually agreed to release each other from any and all actions, claims, suits, damages or judgements.

CHANGE IN CONTROL ARRANGEMENTS

Our 1998 Stock Option Plan contains provisions under which the options granted under that plan would become fully exercisable following certain changes in control of our company, such as:

* the sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation that is not controlled by us;

* the approval by our shareholders of any plan or proposal for the liquidation or dissolution of our company;

*    certain merger or business combination transactions;

* more than 50% of our outstanding voting shares are acquired by any person or group of persons who did not own any shares of common stock on the effective date of the plan; and

*    certain changes in the composition of our Board of Directors.


                  RELATED PARTY RELATIONSHIPS AND TRANSACTIONS

                            -------------------------

DIRECTOR RELATIONSHIPS

Messrs. Morgenstern, Holubow and Mangano were elected to our Board of Directors in July 1999 as representatives of the new lead investors in the May 1999 private placement. We refer you to the discussion under the heading "May 1999 Private Placement" below.

Angela Ho, a director of our company, owns approximately 3.0% of our outstanding voting securities and was elected to our Board of Directors as a representative of our several investors located in Hong Kong. Ms. Ho has not entered into any voting agreements with these Hong Kong investors nor does she otherwise have any control over the voting of shares held by these investors.

Mr. Kjaer was elected to our Board of Directors as a representative of our Hong Kong investors in July 1999. Mr. Kjaer has not entered into any voting agreements with these Hong Kong investors nor does he otherwise have any control over the voting of shares held by these investors.

MAY 1999 PRIVATE PLACEMENT

In connection with our May 1999 private placement, we entered into a Shareholders' Agreement with the investors, which included Stephen M. Simes, Victor Morgenstern, an affiliated trust and a partnership, Fred Holubow, JO & Co., of which Ross Mangano is President, and certain of our major investors located in Hong Kong, including Hans Michael Jebsen, Marcus Jebsen and King Cho Fung. This agreement contains, among other things, a voting agreement with respect to the election of directors and a lock-up agreement under which they have agreed that they will not offer, sell or otherwise dispose of any shares until September 2000.

            PROPOSAL TO AMEND OUR 1998 STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE

                                 (PROPOSAL 2)

                                --------------

PROPOSED AMENDMENT

On December 8, 1998, your Board of Directors adopted our 1998 Stock Option Plan, and on July 13, 1999 our shareholders approved the option plan. This option plan provides for the grant to employees, officers, directors, consultants and independent contractors of our company of options to purchase shares of common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-statutory options that do not qualify as incentive stock options. This plan is administered by the Compensation Committee of our Board of Directors, which determines the persons who are to receive awards, as well as the type, terms and number of shares subject to each award.

On March 14, 2000, your Board of Directors amended the option plan, subject to shareholder approval, to increase the number of shares of common stock reserved for issuance under the option plan by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares. You are being asked to approve this amendment at the Annual and Special Meeting.

PURPOSE OF THE AMENDMENT

Providing stock option grants under our option plan is an important element in our overall success. In general, your Board of Directors believes that equity-based incentives align the interests of our management and employees with those of our shareholders. In addition, providing stock option grants under the option plan is an important strategy for attracting and retaining the type of high-quality executives, employees and advisors our Board of Directors believes is necessary for the achievement of our goals.

Given the intense competition for such personnel, your Board of Directors believes that its ability to offer competitive compensation packages, including those with equity-based incentive components, is particularly important in attracting and retaining qualified candidates.

SUMMARY OF THE 1998 STOCK OPTION PLAN

A general description of the basic features of our option plan is outlined below. Unless otherwise indicated, the following summary of the principal provisions of the plan assumes the approval of the proposed amendment increasing the number of shares of common stock reserved for issuance. This summary is qualified in its entirety by reference to the actual text of the option plan, a copy of which you may obtain from us at the address set forth at the beginning of this proxy statement.

PURPOSE OF THE PLAN. The option plan's purpose is to advance our interests and the interests of our shareholders by enabling us to attract and retain talented persons by providing an incentive to these individuals through equity participation in BioSante and also rewarding individuals who contribute to the achievement of our economic objectives.

ELIGIBLE PARTICIPANTS. All employees of BioSante and any non-employee directors, consultants and independent contractors of BioSante who, in the judgment of the Compensation Committee, have contributed, are contributing or are expected to contribute to the achievement of our economic objectives are eligible to participate in the option plan. On March 31, 2000, approximately 14 individuals were eligible to receive options under the option plan.

Participants may be granted one or more options. The options will always be subject to whatever terms and conditions the Compensation Committee determines, provided such terms and conditions are consistent with the option plan. All options are deemed granted as of the date specified in the Compensation Committee's resolution, which will be the date of the participant's option agreement.

Pursuant to the rules of the Canadian Venture Exchange, the number of shares reserved for issuance to any one person, pursuant to option grants, must not exceed 5% of the Outstanding Issued (the number of shares outstanding on a non-diluted basis).

ADMINISTRATION. The Compensation Committee of your Board of Directors administers the option plan. The Compensation Committee has the authority to determine all provisions of options as long as they are consistent with the terms of the option plan. The Compensation Committee also has the authority to amend or modify the terms of any outstanding options in any manner. Any amendment or modification, however, must be permitted by the option plan and may not adversely affect any participant's rights without his or her consent. Each determination, interpretation or other action of the Compensation Committee will be conclusive and binding for all purposes on all persons.

STOCK SUBJECT TO THE OPTION PLAN. The amendment to the option plan proposed hereby would increase the number of shares specifically reserved for issuance under the option plan from 5,000,000 to 7,000,000 shares.

As of March 31, 2000, no shares of common stock had been issued upon the exercise of options granted under the option plan, and options to purchase 4,973,125 shares of common stock were outstanding. Accordingly, 26,875 shares remained available for future grant under the option plan as of that date. Assuming approval of an increase of 2,000,000 shares to the option plan, 2,026,875 shares would be available for future grants.

The following points describe how our Compensation Committee determines the number of shares of common stock available for issuance under our option plan at any point in time.

* OUTSTANDING OPTIONS -- reduces the maximum number of shares available for issuance.

* SHARES ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS -- reduces the maximum number of shares available for issuance.

* OPTION TERMINATES UNEXERCISED OR UNVESTED -- shares become available again for issuance.

* WE PAY FOR THE OPTIONS, IN CASH, NOT COMMON STOCK -- shares become available again for issuance.

In the event of any reorganization, merger, recapitalization, stock dividend, stock split or similar change in our corporate structure or our shares, appropriate adjustments will be made to the number and kind of shares reserved under the plan and under outstanding options and to the exercise price of outstanding options.

OPTIONS. An option provides the optionee with the opportunity to purchase a specified number of shares of common stock at a predetermined price for a specific period of time. Incentive options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant. Non-qualified options must be granted with an exercise price equal to at least 85% of the fair market value of the common stock on the date of grant. For purposes of the plan, the fair market value of the common stock is the closing price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. On March 31, 2000, the closing sale price of a share of our common stock on the National Quotation Bureau, Inc. was $0.69.

Options will become exercisable at such times and in such installments as may be determined by the Compensation Committee, provided that options may not be exercisable after 10 years from their date of grant.

The exercise price of options must be paid in cash, except that the Compensation Committee may allow payment to be made (in whole or in part) by tender of a "broker exercise notice" (pursuant to which the broker or dealer is instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to us), a promissory note, a transfer of shares of common stock (either previously owned by the participant or to be acquired upon option exercise), or by a combination of such methods. The aggregate fair market value of shares of common stock with respect to which incentive stock options may become exercisable for the first time by a participant in any calendar year may not exceed $100,000. Any incentive options in excess of this amount will be treated as non-statutory options.

EFFECT OF CHANGE IN CONTROL. We refer you to "Executive Compensation and
Other Benefits -- Change in Control Arrangements" for discussion regarding the effects of a "change in control" on options granted under the option plan.

EFFECT OF TERMINATION OF EMPLOYMENT ON SERVICE. If a participant's employment or other service with BioSante terminates by reason of death or disability, all outstanding options will remain exercisable to the extent then exercisable for a period of six months after termination, but in no event after their original expiration date. If a participant's employment or other service with BioSante is terminated by reason of retirement, all outstanding options will remain exercisable to the extent then exercisable for a period of three months after termination, but in no event after their original expiration date.

If a participant's employment or other service with us is terminated for any other reason, other than for cause, all outstanding options will remain exercisable to the extent then exercisable for a period of three months after termination.

If a participant's employment or other service with us is terminated for cause, all outstanding options will immediately terminate without notice.

The Board of Directors may, in our discretion, modify these post-termination provisions, provided that no option may remain exercisable beyond its expiration date.

AMENDMENT OF OPTION PLAN. Your Board of Directors may suspend or terminate the option plan or any portion thereof at any time, and may amend the option plan from time to time to conform the plan to any change in applicable laws or regulations or in any other respect your Board of Directors may deem to be in the best interests of BioSante.

Your Board of Directors may not, however, make an amendment to the option plan without shareholder approval if shareholder approval is required under Rule 16(b)(3) under the Securities Exchange Act of 1934, Section 422 of the Internal Revenue Code or the rules of any exchange of Nasdaq or similar regulatory body. Furthermore, your Board of Directors cannot make any modification to the option plan that would adversely affect outstanding options without the consent of the affected participants.

TERMINATION. The option plan will terminate at midnight on December 8, 2008, unless terminated earlier by your Board of Directors. No options may be granted after such termination. Options outstanding upon termination of the option plan may continue to be exercised according to their terms.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include foreign, state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to directors, executive officers or greater than 10% shareholders of BioSante or to any individual participant who receives an option under the option plan.

INCENTIVE STOCK OPTIONS. There will not be any federal income tax consequences to either the participant or BioSante as a result of the grant to an employee of an incentive stock option under the option plan. The exercise by a participant of an incentive stock option also will not result in any federal income tax consequences to BioSante or the participant, except that:

* an amount equal to the excess of the fair market value of the shares acquired upon exercise of the incentive stock option, determined at the time of exercise, over the amount paid for the shares by the participant will be includable in the participant's alternative minimum taxable income for purposes of the alternative minimum tax, and

* the participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments, as discussed below.

Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

When a participant disposes of shares acquired upon exercise of an incentive stock option, the federal income tax consequences will depend upon how long the participant held those shares. If the participant does not dispose of the shares within two years after the incentive stock option was granted, nor within one year after the participant exercised the incentive stock option, then the participant will recognize a long-term capital gain or loss. The amount of the long-term capital gain or loss will be equal to the difference between:

*     the amount the participant realized on disposition of the shares, and

*     the option price at which the participant acquired the shares.

We are not entitled to any compensation expense deduction under these circumstances.

If the participant does not satisfy both of the above holding period requirements, then the participant will be required to report as ordinary income, in the year the participant disposes of the shares, the amount by which the lesser of:

* the fair market value of the shares at the time of exercise of the incentive stock option, or

* the amount realized on the disposition of the shares, exceeds the option price for the shares.

We will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

NON-STATUTORY STOCK OPTIONS. Neither the participant nor BioSante incurs any federal income tax consequences as a result of the grant of a non-statutory stock option. Upon exercise of a non-statutory stock option, a participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between:

* the fair market value of the shares purchased, determined on the date of exercise, and

*    the consideration paid for the shares.

The participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of common stock are permitted to be tendered in payment of an option exercise price.

At the time of a subsequent sale or disposition of any shares of common stock obtained upon exercise of a non-statutory stock option, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of exercise.

In general, we will be entitled to a compensation expense deduction in connection with the exercise of a non-statutory stock option for any amounts includable in the taxable income of the participant as ordinary income, provided we comply with any applicable withholding requirements.

EXCISE TAX ON PARACHUTE PAYMENTS. The Internal Revenue Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Internal Revenue Code and denies tax deductibility to us on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, shareholders or highly compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of options or the vesting of restricted stock awards upon a change in control of BioSante may constitute parachute payments, and in certain cases, "excess parachute payments."

SECTION 162(m). Under Section 162(m) of the Internal Revenue Code, the deductibility of certain compensation paid to the chief executive officer and each of the four other most highly compensated executives of a publicly held corporation is limited to $1,000,000. Compensation for this purpose generally includes any items of compensation expense described above in connection with incentive awards under the option plan. However, certain types of compensation are excepted from this limit, including compensation that qualifies as "performance-based compensation." Under Section 162(m), any compensation expense resulting from the exercise of options under the option plan with exercise prices equal to (or greater than) the fair market value of the common stock on the date of grant should qualify as "performance-based compensation" excepted from the limit of Section 162(m). However, compensation expense in connection with any other incentive awards under the option plan will be subject to this limit.

OPTIONS UNDER THE OPTION PLAN

The table below summarizes outstanding options under our option plan as of March 31, 2000. The options granted in fiscal 1999 to the Named Executive Officers are also disclosed in the Summary of Compensation Table on page 9 and the Option Grants in Last Fiscal Year on page 10, as required by the rules of the Securities and Exchange Commission.

                                NEW PLAN BENEFITS
                             1998 STOCK OPTION PLAN

                                             NUMBER
                                            OF SHARES
                                            UNDERLYING
NAME AND POSITION                            OPTIONS
-----------------------------------        ------------
Stephen M. Simes.......................       2,856,250
Phillip B. Donenberg...................         861,875
Claus G.J. Wagner-Bartak...............          --
Executive Group........................       3,718,125
Non-Executive Director Group...........         925,000
Non-Executive Officer Employee Group...         330,000
                                             ----------
     Total.........................           4,973,125

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock and class C stock, present in person or by proxy on this matter at the Annual and Special Meeting, voting together as a single class, is necessary for approval of the amendment to our option plan to increase the number of shares of common stock reserved for issuance by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares.

BOARD RECOMMENDATION

Your Board of Directors recommends that you vote FOR approval of the amendment to our option plan to increase the number of shares of common stock reserved for issuance by 2,000,000, from 5,000,000 shares to 7,000,000 shares. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the amendment to our option plan.

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

                                  (PROPOSAL 3)

                            -----------------------

APPOINTMENT OF AUDITORS

Your Board of Directors has appointed Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2000. Deloitte & Touche L.L.P. has acted as our independent auditors since January 1, 1999. Prior to that date, Deloitte & Touche, C.A. in Canada acted as our independent auditors since our inception in August 1996.

Although it is not required to do so, your Board of Directors wishes to submit the selection of Deloitte & Touche L.L.P. to the shareholders for ratification. If you do not ratify the appointment of Deloitte & Touche L.L.P., another firm of independent auditors will be considered by your Board of Directors.

Representatives of Deloitte & Touche L.L.P. will be present at the Annual and Special Meeting via telephone, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

VOTE REQUIRED

The affirmative vote of the holders of a majority of the shares of our common stock and class C stock, present in person or by proxy on this matter at the Annual and Special Meeting, voting together as a single class, is necessary for the ratification of Deloitte & Touche L.L.P., as our independent auditors for the year ending December 31, 2000.

BOARD RECOMMENDATION

Your Board of Directors recommends a vote FOR ratification of the appointment of Deloitte & Touche L.L.P. as our independent auditors for the year ending December 31, 2000. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the ratification of Deloitte & Touche L.L.P.

                                 OTHER MATTERS

                        -------------------------------

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.

Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file.

None of our directors, executive officers and beneficial owners of greater than 10% of our common stock were required to file forms under Section 16 of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 1999.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

Shareholder proposals intended to be presented in the proxy materials relating to the next Annual Meeting of Shareholders must be received by us on or before August 28, 2000 and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

A shareholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by June 14, 2000. If a shareholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by us for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

Our management does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual and Special Meeting, except those described in this proxy statement. However, if any other matters should properly come before the Annual and Special Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on the matters.

COPIES OF 2000 ANNUAL REPORT

WE HAVE SENT TO EACH OF OUR SHAREHOLDERS A COPY OF OUR ANNUAL REPORT ON FORM 10-KSB (WITHOUT EXHIBITS) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. We will furnish a copy of any exhibit to our Form 10-KSB upon receipt from any such person of a written request for such exhibits upon the payment of our reasonable expenses in furnishing the exhibits.

This request should be sent to:

     BioSante Pharmaceuticals, Inc.
     175 Olde Half Day Road
     Lincolnshire, Illinois  60069
     Attn: Shareholder Information

                          -------------------------

Your vote is important. Whether or not you plan to attend the Annual and Special Meeting, please vote your shares of common stock and class C stock by marking, signing, dating and promptly returning the enclosed proxy card in the envelope provided. No postage is required for mailing in the United States or from Canada.

                                           By Order of the Board of Directors

                                           /s/ Stephen M. Simes

                                           Stephen M. Simes
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

May 1, 2000
Lincolnshire, Illinois

                                STOCK OPTION PLAN

PART I - INTRODUCTION

1.01 PURPOSE

     The purpose of the Plan is to secure for BEN-ABRAHAM TECHNOLOGIES INC. (the "Company") and its shareholders the benefits of incentive inherent in share ownership by the directors, senior officers and key employees of the Company and its Affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success.

1.02 DEFINITIONS

     (a) "AFFILIATE" has the meaning ascribed thereto in the BUSINESS CORPORATIONS ACT, (Ontario) as amended from time to time.

     (b)  "BOARD" means the board of directors of the Company.

     (c) "COMPANY" means Ben-Abraham Technologies Inc., a corporation incorporated under the laws of Wyoming.

     (d) "ELIGIBLE PERSON" shall mean a senior officer or director of the Company or of an Affiliate of the Company ("Executive") or an employee of the Company or an Affiliate of the Company ("Employee") or a personal holding company controlled by an Executive or an Employee or a Registered Retirement Savings Plan established by an Executive or an Employee. In the event that a personal holding company ceases to be controlled by an Executive or an Employee, any options granted to such personal holding company shall forthwith be terminated.

     (e)  "INSIDER" means;

          (i) an insider as defined in the Securities Act (Ontario), other than a person who falls within the definition solely by virtue of being a director or senior officer of a subsidiary of the Company; and

          (ii) an associate of any person who is an insider by virtue of the preceding sub-clause (i).

     (f) "MARKET PRICE" at any date in respect of the Shares means the closing sale price of such Shares on a stock exchange in Canada on which the Shares are listed and posted for trading, as may be selected for such purpose by the Board, on the trading day immediately preceding such date; provided that if the Shares are listed on more than one Stock Exchange, then the Market Price shall be the closing sale price of such Shares on the Stock Exchange on which the greatest volume of Shares traded on such trading day. In the event that such Shares are not listed and posted for trading on any stock exchange in Canada, the Market Price shall be the fair value of such Shares as determined by the Board in its sole discretion.

     (g) "OPTION" shall mean an option granted under the terms of the Share Option Plan.

     (h) "OPTION PERIOD" shall mean the period during which an option may be exercised.

     (i) "OPTIONEE" shall mean an Eligible Person to whom an Option has been granted under the terms of the Share Option Plan.

     (j) "OUTSTANDING ISSUE" means the number of shares of the applicable class outstanding on a non-diluted basis.

     (k) "PARTICIPANT" means, in respect of the Plan, an Eligible Person who is eligible and elects to participate in the Plan.

     (l) "PLAN" means, the Share Option Plan and the term "Plan" means such plan.

     (m) "SHARE OPTION PLAN" means the Plan established and operated pursuant to Part 2 hereof.

     (n)  "SHARES" shall mean the Subordinate Voting Shares of the Company.

PART 2 - SHARE OPTION PLAN

2.01 PARTICIPATION

     Options shall be granted only to Eligible Persons.

2.02 DETERMINATION OF OPTION RECIPIENTS

     The Board shall make all necessary or desirable determinations regarding the granting of Options to Eligible Persons and may take into consideration the present and potential contributions of a particular Eligible Person to the success of the Company and any other factors which it may deem proper and relevant.

2.03 PRICE

     The exercise price per Share when Options are granted shall be determined from time to time by the Board but, in any event, shall not be lower than the Market Price.

2.04 GRANT OF OPTIONS

     The Board may at any time authorize the granting of Options to such Eligible Persons as it may select for the number of Shares that it shall designate, subject to the provisions of the Share Option Plan. The Date of each grant of Options shall be determined by the Board when the grant is authorized.

     Each option granted to an Eligible Person shall be evidenced by a stock option agreement with terms and conditions consistent with the Plan and as approved by the Board (which terms and conditions need not be the same in each case and may be changed from time to time).

     A director of the Company to whom an Option may be granted shall not participate in the decision of the Board to grant such Option.

2.05 TERM OF OPTIONS

     The Option Period shall be for not more than ten years from the date such Option is granted, but may be reduced with respect to any such Option as provided in section 2.8 hereof covering termination of employment or death of the Optionee.

     Except as set forth in section 2.8, no Option may be exercised unless the Optionee is at the time of such exercise:

     (a) in the case of an Employee, in the employ of the Company or any Affiliate and shall have been continuously so employed since the grant of his or her Option, but absence on leave, having the approval of the Company or such Affiliate, shall not be considered an interruption of employment for any purpose of the Share Option Plan; or

     (b) in the case of an Executive, a director or senior officer of the Company or an Affiliate and shall have been such a director or senior officer continuously since the grant of his or her Option.

     The exercise of any Option will be contingent upon receipt by the Company of cash payment of the full purchase price of the Shares being purchased. No Optionee or his or her legal representative, legatees or distributees will be, or will be deemed to be, a holder of any Shares subject to an Option, unless and until certificates for such Shares are issued to him, her or them under the terms of the Share Option Plan.

2.06 RESTRICTIONS ON GRANT OF OPTIONS.

     The granting of Options shall be subject to the following conditions:

     (c) not more than 10% of the Outstanding Issue may be reserved for the granting of Options in any one-year period;

     (d) not more than 10% of the Outstanding Issue may be reserved for the grant of Options to insiders within a one-year period;

     (e) within a one year period, not more than 10% of the Outstanding Issue may be issued to insiders including Shares which may be issued under the Options or which may be issued with respect to all other compensation granted by the Company to such insider;

     (f) note more than 5% of the Outstanding Issue may be reserved for the granting of Options to any one insider in any one-year period; and

     (g) not more than 5 % of the Outstanding Issue may be issued to any one insider in a one-year period.

2.07 LAPSED OPTIONS

     If Options are surrendered, terminated or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such lapsed Options.

2.08 EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

     (h) If an Optionee shall die while employed by the Company or its Affiliate, or while a director or senior officer of the Company or its Affiliate, any Option held by the Optionee at the date of death shall become exercisable, in whole or in part, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or the laws of descent and distribution. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his or her death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

     (i) If the tenure of a director or senior officer or the employment of an employee of the Company or its Affiliate is terminated ("Termination"), for cause no Option held by such Optionee may be exercised following the date upon which Termination occurred. If Termination occurs for any reason other than cause, then any Option held by such Optionee shall be exercisable, in whole or in part, for a period of six months after such Termination or prior to the expiration of the Option Period in respect thereof, whichever is sooner, or such shorter period of time as may be determined by the Board when the Option is granted.

2.09 EFFECT OF AMALGAMATION, CONSOLIDATION OF MERGER

     If the Company amalgamates, consolidates with or merges with or into another corporation any Shares receivable on the exercise of an Option shall be converted into the securities, property or cash which the Participant would have received upon such amalgamation, consolidation or merger if the Participant had exercised his or her option immediately prior to the record date applicable to such amalgamation, consolidation or merger, and the option price shall be adjusted appropriately by the Board and such adjustment shall be binding for all purposes of the Share Option Plan.

2.10 ADJUSTMENT IN SHARES SUBJECT TO THE PLAN

     If there is any change in the Shares through or by means of a declaration of stock dividends of Shares or consolidations, subdivisions or reclassifications of Shares, or otherwise, the number of Shares available under the Share Option Plan, the Shares subject to any Option, and the purchase price thereof shall be adjusted appropriately by the Board and such adjustment shall be effective and binding for all purposes of the Share Option Plan.

PART 3 - GENERAL

3.01 NUMBER OF SHARES

     The aggregate number of Shares that may be reserved for issuance under the Plan, together with the aggregate number of Shares which are reserved for issuance under options previously granted, shall not exceed 7,000,000 Shares.

3.02 TRANSFERABILITY

     All benefits, rights and options accruing to any Participant in accordance with the terms and conditions of the Plan shall not be transferable unless specifically provided herein. During the lifetime of a Participant, all benefits, rights and options may only be exercised by the Participant.

3.03 EMPLOYMENT

     Nothing contained in any Plan shall confer upon any Participant any right with respect to employment or continuance of employment with the Company or any Affiliate, or interfere in any way with the right of the Company or any Affiliate to terminate the Participant's employment at any time. Participation in any Plan by a Participant is voluntary.

3.04 APPROVAL OF PLAN

     The Plan shall only become effective after it has been approved by a majority of the votes cast at a meeting of the Company's shareholders called for such purpose; provided, however, nothing contained herein shall in any way affect stock options previously granted by the Company and currently outstanding or the plan (the "Former Plan") pursuant to which any of such options may have been granted. No further options shall be granted under the Former Plan which shall be replaced and superseded by the Plan when same is duly approved by shareholders of the Company.

     The obligation of the Company to sell and deliver Shares in accordance with the Plan is subject to the approval of any governmental authority having jurisdiction or any stock exchanges on which the Shares are listed for trading which may be required in connection with the authorization, issuance or sale of such Shares by the Company. If an Shares cannot be issued to any Participant for any reason including, without limitation, the failure to obtain such approval, then the obligation of the Company to issue such Shares shall terminate and any Participant's option price paid to the Company shall be returned to the Participant.

3.05 ADMINISTRATION OF THE PLAN

     The Board is authorized to interpret each Plan from time to time and to adopt, amend and rescind rules and regulations for carrying out such Plan. The interpretation and construction of any provision of any Plan by the Board shall be final and conclusive. Administration of the Plan shall be the responsibility of the appropriate officers of the Company and all costs in respect thereof shall be paid by the Company.

3.06 INCOME TAXES

     As a condition of and prior to participation in the Plan, a Participant shall authorize the Company in written form to withhold from any remuneration otherwise payable to such Participant any amounts required by any taxing authority to be withheld for taxes of any kind as a consequence of such participation in the Plan.

3.07 AMENDMENTS TO PLAN

     The Board reserves the right to amend, modify or terminate any Plan at any time if and when it is advisable in the absolute discretion of the Board. However, any amendment of such Plan which could at any time:

     (a)  materially increase the benefits under such Plan; or

     (b) result in an increase in the number of Shares which would be issued under such Plan (except any increase resulting automatically from an increase in the number of issued and outstanding Shares); or

     (c) materially modify the requirement as to eligibility for participation in such Plan;

shall be effective only upon the approval of the shareholders of the Company. Any amendment to any provision of such Plan shall be subject to approval, if required, by any regulatory body having jurisdiction over the securities of the Company.

3.08 REPRESENTATION OR WARRANTY

     The Company makes no representation or warranty as the future market value of any Shares issued in accordance with the provision of any Plan.

3.09 INTERPRETATION

     The Plan will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

3.10 COMPLIANCE WITH APPLICABLE LAW, ETC.

     If any provision of any Plan of any agreement entered into pursuant to any Plan contravenes any law or an order, policy, by-law or regulation of any regulatory body or stock exchange having authority over the Company or the Plan then such provision shall be deemed to be amended to the extent required to bring such provision into compliance therewith.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 and 3.

1. ELECTION OF DIRECTORS  01 Louis W. Sullivan, M.D. / / FOR all   / / Against
   02 Stephen M. Simes  03 Victor Morgenstern            nominees      all
   04 Fred Holubow  05 Ross Mangano                      listed        nominees
   06 Edward C. Rosenow III, M.D.  07 Angela Ho          below         listed
   08 Peter Kjaer  09 Avi Ben-Abraham, M.D.                            below
                                        (except as marked to the contrary below)

(INSTRUCTION: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME.)

2. AMENDMENT OF 1998 STOCK OPTION PLAN           / / For / / Against / / Abstain
Proposal to amend the 1998 Stock Option Plan to increase the number of shares of common stock specifically reserved for issuance under the plan by 2,000,000 shares, from 5,000,000 shares to 7,000,000 shares.

3. RATIFICATION OF AUDITORS                      / / For / / Against / / Abstain
Proposal to ratify the appointment of
Deloitte & Touche L.L.P. as independent
auditors for the fiscal year ending
December 31, 2000.

4. In their discretion, the proxies are authorized to vote upon such other business, as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED Dated:_______________, 2000 IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY     ___________________________
WILL BE VOTED FOR ALL NOMINEES NAMED IN PROPOSAL     Signature
1 AND FOR PROPOSALS 2 AND 3.
                                                     ___________________________
                                                     Signature if held jointly


                                                     Please sign exactly as name
                                                     appears below.  When shares
                                                     are held by joint tenants,
                                                     both should sign.  When
                                                     signing as attorney,
                                                     executor, administrator,
                                                     trustee or guardian, please
                                                     give full title as such. If
                                                     a corporation, please sign
                                                     in full corporate name by
                                                     President or other
                                                     authorized officer.  If a
                                                     partnership, please sign in
                                                     partnership name by
                                                     authorized person.

                                                     PLEASE MARK, SIGN, DATE AND
                                                     RETURN THE PROXY CARD
                                                     PROMPTLY USING THE ENCLOSED
                                                     ENVELOPE.

                     BIOSANTE PHARMACEUTICALS, INC.

               ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

                             JUNE 13, 2000

                           2:00 pm LOCAL TIME

                           AMERICAN AIRLINES
                              ADMIRALS CLUB
                               TERMINAL 3
                      O'HARE INTERNATIONAL AIRPORT
                           CHICAGO, ILLINOIS

BioSante Pharmaceuticals, Inc.
175 Olde Half Day Road
Lincolnshire, Illinois  60069                                             PROXY
-------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen M. Simes and Phillip B. Donenberg and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of capital stock of BioSante Pharmaceuticals, Inc. held of record by the undersigned on April 28, 2000, at the Annual and Special Meeting of Shareholders to be held on June 13, 2000, or any adjournment thereof.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.